Exhibit 99.1

FOR IMMEDIATE RELEASE
IES Holdings Appoints John Louis Fouts to its Board of Directors
HOUSTON — September 26, 2024 — IES Holdings, Inc. (or “IES” or the “Company”) (NASDAQ: IESC) today announced the appointment of John Louis Fouts to its Board of Directors (“Board”), effective September 23, 2024.

“We’re excited to welcome Lou to the Board,” said Jeff Gendell, IES’s Chairman and CEO. “Lou brings an extensive background in investment management and finance, and I’m confident that his knowledge, experience and perspective will make him a valuable addition to our Board.”

Mr. Fouts has served as the managing member at Fouts Family Investments, a private investment holding company, since 2021. He also currently serves as a Trustee of the Georgia Tech Foundation and is the Chairman of its Investments Committee. From 2002 to 2021 he was a partner with Water Street Capital, Inc., a private investment firm located in Jacksonville, Florida. From 2000 to 2001 he served as the CEO of e-dr.com, an optometry and ophthalmology distribution company and from 1998 to 2000 he was an associate with the investment firm Caxton Corporation. Prior to joining Caxton, Mr. Fouts was a consultant at Boston Consulting Group. Mr. Fouts graduated from the Georgia Institute of Technology with a B.S. in Industrial Engineering and received an M.B.A. from Harvard Business School.

About IES Holdings, Inc.
IES designs and installs integrated electrical and technology systems and provides infrastructure products and services to a variety of end markets, including data centers, residential housing, and commercial and industrial facilities. Our more than 9,000 employees serve clients in the United States. For more information about IES, please visit www.ies-co.com.

Company Contact:
Tracy McLauchlin
Chief Financial Officer
IES Holdings, Inc.
(713) 860-1500
Investor Relations Contact:
Robert Winters or Stephen Poe
Alpha IR Group
312-445-2870
IESC@alpha-ir.com

Certain statements in this release may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of

which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the impact of the COVID-19 outbreak or future pandemics on our business, including the potential for job site closures or work stoppages, supply chain disruptions, delays in awarding new projects, construction delays, reduced demand for our services, delays in our ability to collect from our customers, or illness of management or other employees; the ability of our controlling shareholder to take action not aligned with other shareholders; the potential recognition of valuation allowances or write-downs on deferred tax assets; the inability to carry out plans and strategies as expected, including our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy, or the subsequent underperformance of those acquisitions; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction or the housing market, seasonality and differing regional economic conditions; the possibility of inaccurate estimates used when entering into fixed-price contracts and our ability to successfully manage projects, as well as other risk factors discussed in this document, in the Company’s annual report on Form 10-K for the year ended September 30, 2023 and in the Company’s other reports on file with the SEC. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, deferred tax assets, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about IES Holdings, Inc. can be found at http://www.ies-co.com under "Investors." The Company's annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company's website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.
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